UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

PROCERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032
(Address of principal executive offices)

(408) 354-7200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 28, 2006, Procera Networks, Inc., a corporation organized under the laws of the State of Nevada (“Procera”) and all Shareholders of Netintact AB, a Swedish corporation (“Netintact”) entered into a Stock Exchange Agreement and Plan of Reorganization (the “Agreement”), a copy of which is attached to this Report as Exhibit 2.1.

The Agreement provides the terms and conditions pursuant to which Procera will acquire from the Shareholders of Netintact all of the issued and outstanding capital stock of Netintact in exchange for up to 21,174,271 shares of restricted common stock of Procera and 825,729 warrants to purchase shares of restricted common stock of Procera. The exercise price of the warrants will equal the closing trading price of Procera’s common stock on closing date the Agreement.

The Agreement is subject to several closing conditions including, but not limited to, (i) the Shareholders performing and complying in all material respects with all agreements and conditions required by the Agreement; (ii) the accuracy of all representations and warranties contained in the Agreement; (iii) all documents and instruments required thereunder to be delivered by the Shareholders to Procera at the Closing; (iv) there shall be no litigation seeking to enjoin the transactions contemplated by the Agreement; (v) Procera having been satisfied with its due diligence review of Netintact and its operations; and (vi) Procera having received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

If the Closing has not occurred by August 31, 2006, any party may terminate the Agreement at any time thereafter by giving written notice of termination to the other.

Other than working on one project together in 2005, prior to the Agreement, there was no material relationship between Procera or its affiliates and Netintact and its affiliates.

Netintact is a Swedish company with headquarters in Varberg, Sweden and a sales office in Stockholm. Netintact is a product development company working with traffic management for mission critical internet protocol networks. Netintact’s core product, PacketLogic, has experienced success in the Scandinavian home market of Netintact. Scandinavia is one of the most well-developed broadband markets in the world.

The consideration for the reorganization was determined through arms length negotiations between the management of Procera and Netintact. The criteria followed in determining the consideration include the relative value of the assets of Netintact’s present and past business operations, and the future potential of Netintact’s management, and the potential benefit to the Shareholders of Procera.

If the parties close the transaction and the Shareholders of Netintact earns all shares of common stock and warrants to purchase common stock, such shares will be funded by the new issuance of Procera’s common stock.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1.

On June 29, 2006, the Company issued a press release announcing that the signing of the Agreement. A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 3.02	Unregistered Sale of Securities

Procera contemplates issuing unregistered securities in the Netintact transaction. Therefore, the disclosures in Item 2.01 are incorporated in this Item 3.02 by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Stock Exchange Agreement and Plan of Reorganization by and between Procera and the Shareholders of Netintact dated June 29, 2006.
99.1	Press Release dated June 29, 2006 announcing the proposed stock exchange and plan of reorganization.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:July 3, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Gladder
Title: President & CEO